UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange

5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange

Corporate Units	SJIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously announced, on February 1, 2023, the Infrastructure Investments Fund (“IIF”), a private investment vehicle focused on investing in critical infrastructure assets, completed its acquisition of all outstanding shares of common stock of South Jersey Industries, Inc. (the “Company”), par value $1.25 per share (the “Common Stock”), for $36.00 per share (the “Merger”). In connection with and immediately following the Merger, the Common Stock ceased to be listed on the New York Stock Exchange (the “Delisting”).

As a result of the Merger and the Delisting, each of which qualifies as a “Fundamental Change” under the Purchase Contract and Pledge Agreement, dated as of March 22, 2021 (as supplemented from time to time, the “PCPA”), among the Company and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary (the “Purchase Contract Agent”), the Company issued a Notice of Fundamental Change to holders of the Company’s Corporate Units (the “Corporate Units”), which included information regarding the holders’ right to accelerate and settle the purchase contract underlying each of such holder’s Corporate Units (such right, the “Fundamental Change Early Settlement Right”).

Item 8.01.	Other Events.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 8.01.

As previously announced, on February 6, 2023, the Company filed a Form 25 in order to voluntarily delist its 5.625% Junior Subordinated Notes due 2079 and the Corporate Units (collectively, the “Securities”) from the New York Stock Exchange (the “NYSE”). Trading of the Securities on the NYSE was suspended prior to the opening of trading on February 6, 2023.

Promptly following the effectiveness of the Form 25 for the Securities, the Company expects to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to terminate the registration under the Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities and to suspend its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act, in each case with respect to the Securities.

Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the settlement of the Purchase Contracts, future filings with the SEC and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company.  The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: February 6, 2023	/s/ Eric Stein
Eric Stein
Vice President and General Counsel